UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
July 11, 2022

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5130 Hacienda Drive, Dublin, California 94568
(Address of principal executive offices)

Registrant's telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $.01	ROST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 11, 2022, Ross Stores, Inc. (the “Company”) and Brian Morrow, the Company’s President and Chief Merchandising Officer – dd’s, entered into a new Executive Employment Agreement effective July 15, 2022, which extends Mr. Morrow’s employment with the Company through March 31, 2026 (the “Agreement”). The Agreement contemplates that Mr. Morrow will continue to serve in his current position as President and CMO – dd’s through March 31, 2024, and will then transition to the position of Consultant and cease to serve as President and CMO – dd’s for the remainder of his employment term. In both roles, he will continue to report to the Company’s Chief Executive Officer.

(e) While continuing to serve as President and CMO – dd’s, Mr. Morrow will continue to receive a salary of at least $1,038,500 (and be eligible for salary increases), as well as annual incentive bonuses (with a target of 100% of annual salary), will receive an additional Restricted Stock Award on the effective date of the Agreement (with a face value of $1,500,000 and with 100% vesting in March 2026), and will continue to be eligible for a full Performance Share Award each year. As Consultant, Mr. Morrow will (i) receive a salary equal to 50% of his final salary as President and CMO – dd’s (and not be eligible for further salary increases), (ii) be eligible for annual incentive bonuses (with a target bonus of 100% of his reduced salary), (iii) remain eligible for new Performance Share Awards (at 50% of president level grants), and (iv) continue to vest in previously-issued Restricted Stock Awards and Performance Share Awards, with vesting schedules shortened for Performance Share Award grants in subsequent years to align with his employment term.

If Mr. Morrow remains continuously employed with the Company through March 31, 2026 (or is terminated by the Company without cause), he and his spouse/partner will be entitled to continued coverage under the Company’s executive medical, dental, and vision benefits for eight years after his termination date. When he and his spouse/partner become eligible for Medicare, Medicare will be the primary insurance.

As did the prior employment agreement between the Company and Mr. Morrow, the Agreement also includes provisions regarding reimbursement of certain estate planning costs, participation in Company benefit plans, paid vacation days, and severance benefits. The Agreement also includes provisions regarding protection of Company confidential information, non-solicitation of Company employees and business counterparties, non-competition, non-disparagement, potential recoupment by the Company of performance-based compensation received if financial results are subsequently restated, and arbitration of disputes. A summary of the provisions in the Agreement relating to severance benefits, including in the event of a change in control of the Company, is set forth in the Company’s Proxy Statement filed with the Securities Exchange Commission on April 5, 2022, under the captions “Employment Agreements with Ms. Rentler, Mr. Orvos, Mr. Hartshorn, Mr. Kobayashi, and Mr. Morrow” and “Potential Payments Upon Termination or Change in Control - Triggering Events,” which are incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2022

ROSS STORES, INC.
Registrant

By:	/s/Ken Jew
Ken Jew
Group Senior Vice President, General Counsel and
Corporate Secretary

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